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                                    EXHIBIT 2

                                   ASSIGNMENT

         Tang Industries, Inc., does hereby assign to the Cyrus Tang Revocable Trust Dated March 7, 1997 all of its right, title and interest in that certain Stock Purchase Agreement dated as of April 19, 2001, by and between Tang Industries, Inc. and Circuit Systems, Inc. This assignment shall be effective the 25th day of April, 2001.

Dated: 25th day of April, 2001.

                                  /s/ Cyrus Tang
                                  ---------------------------------------
                                  Cyrus Tang

                                   ASSUMPTION

         In consideration of the Assignment to the Cyrus Tang Revocable Trust Dated March 7, 1997 ("Trust") of that certain Stock Purchase Agreement dated as of April 19, 2001, by and between Tang Industries, Inc. ("Tang") and Circuit Systems, Inc., the Trust does hereby assume Tang's right, title, interest and obligations in and to the Stock Purchase Agreement. This assumption shall be effective the 25th day of April, 2001.

Dated: 25th day of April, 2001.

                                  CYRUS TANG REVOCABLE TRUST DATED MARCH 7,1997

                                  /s/ Cyrus Tang
                                  ---------------------------------------------
                                  Cyrus Tang, Sole Trustee